EXHIBIT 10.11

                             SECOND AMENDMENT TO THE
               EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
                              FOR GREGORY J. KREIS

Upon mutual consent and for valuable consideration hereby recognized, the EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS is hereby amended to bring the plan into compliance with 26 USCS ss. 409A. The language below is immediately effective for each listed subsection and supercedes all previous versions of these sections and subsections.

                                AMENDED SECTIONS

SUBSECTION 1.6 OF THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORYJ. KREIS SHALL BE AMENDED AS FOLLOWS:

1.6 "Change of Control" shall mean and include the following change of control events with respect to the Mutual Holding Company, the Bank, or the Holding Company;

     Change in Control Events shall include a change in the ownership of the corporation, a change in effective control of the corporation, or a change in the ownership of a substantial portion of the assets of the corporation.

     For this section "persons acting as a group" is defined as follows: Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. Persons will not be considered lobe acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

     A.  CHANGE IN OWNERSHIP OF THE CORPORATION

         Change in the ownership occurs on the date that any one person, or more than one person acting as a group (as defined above), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market `value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation or to cause a change in the effective control of the corporation.

     B.  CHANGE IN THE EFFECTIVE CONTROL OF THE CORPORATION

         Change in the effective control of the corporation. A change in the effective control of a corporation occurs on the date that either --
         (1) Any one person, or more than one person acting as a group (as defined above), acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or (2) a majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election.

     C. CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE CORPORATION'S ASSETS

         Change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group (as defined above), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

         There is no Change in Control Event when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to:

         (1) A shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

         (2) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

         (3) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

         (4) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

         For purposes of this subsection, a person's status is determined immediately after the transfer of the assets., For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority- owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

SUBSECTION 1.13 OF THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS SHALL HE AMENDED AS FOLLOWS:

1.13 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed Payments shall be made in monthly installments and continue for a period of One Hundred and Eighty (180) months or for the live of the Executive whichever is longer. In the event of distributions made at the Benefit Age specified in the plan, distributions made at disability, distributions made at death, or distributions made due to a change in control; payments will commence on the first day of the month following the occurrence of the event which triggers distribution.

         In the event of a key employee's separation from service, for reasons other than those stated above in this subsection, payments will commence on the first day of the month following a six (6) month period after separation from service, as required by 26 USCS ss. 409A For purposes of the Survivor's Benefit payable hereunder, the Payout Period shall be One Hundred and Eighty (180) months.

SUBSECTION 1.14 OF THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS SHALL BE AMENDED AS FOLLOWS:

1.14 "Permanently and Totally Disabled" means the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months as determined by a duly licensed independent physician selected by the Bank.

SUBSECTION 3.1 OF THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS SHALL BE AMENDED AS FOLLOWS:

3.1 Normal Retirement Benefit At the Normal Retirement Date as designated in subsection 1.12, the Bank shall commence payments of the Supplemental Retirement Income Benefit to Executive Such payments shall commence the first day of the month next following the Normal Retirement Date and shall be payable in monthly installments throughout the Payout Period.

SUBSECTION 3.3 OF THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS SHALL BE AMENDED AS FOLLOWS:

3.3 Voluntary or Involuntary Termination of Employment If the Executive's employment with the Bank is voluntarily or involuntarily terminated prior to Normal Retirement Age, for any reason other than for Cause, the Executive's death, disability, or following a Change in Control, the Executive (or his Beneficiary) shall be entitled to his Accrued Benefit as of the date of such termination, annuitized using the Interest Factor. Such benefit will commence on the first day of the month following a six (6) month period after separation from service, as required by 26 USCS ss. 409A, and shall be payable in monthly installments throughout the Payout Period.

SUBSECTION 3.6 OF THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS SHALL BE AMENDED AS FOLLOWS:

3.6 Changing the Elected Benefit Age Any change in the elected benefit age must be made in compliance with 26 USCS ss. 409A. Moving the benefit age forward can only be accomplished within the allowed exceptions to the acceleration of benefits requirements of ss. 409A. The benefit age can be moved back if: the new election benefit date is at east five (5) years from the date payment would otherwise have been made; the new elected benefit date does not take effect until at least twelve (12) months after the date the election is made, and the change in the election benefit date is not made less than twelve (12) months prior to the date of the first scheduled payment.

SUBSECTION 3.7 OF THE EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS SHALL BE AMENDED AS FOLLOWS:

3.7 Separation from Service In the event of the key employee's separation from service, no distributions shall be made sooner than six (6) months after the date of separation of service. This six month delay does not apply to distributions made at the Benefit Age specified in the plan, distributions made at disability, distributions made at death, or distributions made due to a change in control.

All other provisions of the EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT FOR GREGORY J. KREIS which are not specifically modified by this Amendment are hereby incorporated and shall remain in full force and effect.

c/s/ Gregory J. Kreis         Date      1-4-06            Executive Signature and Date
---------------------------       ----------------------

Gregory J. Kreis              Title   President & CEO Executive Printed Name/Title
---------------------------         -----------------

/s/ Eugene R. Sunderhaft      Date      1-4-06            Bank Officer Signature and Date
---------------------------        ----------------------

Eugene R. Sunderhaft          Title   Sr. VP / CFO        Bank Printed Name/Title
---------------------------         ---------------------